Exhibit 99.1

Milacron's New Orders Up 8%; First Quarter Results In Line With Guidance

    CINCINNATI--(BUSINESS WIRE)--May 5, 2005--Milacron Inc. (NYSE:
MZ):

    Note: At 1 p.m. EDT today Milacron will hold an open investor conference call, which can be accessed live at www.milacron.com. The dial-in number for those interested in asking questions is
    (913) 981-4900. A replay of the call will be made available from 4 p.m. today through midnight on May 12 at www.milacron.com or dial-in at (719) 457-0820, access code: 4446423.

    Milacron Inc. (NYSE: MZ) today reported a first quarter 2005 net loss of $9.1 million, or $0.22 per share, an improvement over the net loss of $16.6 million, or $0.45 per share, incurred in the first quarter of 2004. The loss from the year-ago quarter included $6.4 million in refinancing costs and $1.1 million in restructuring charges; the loss in the most recent quarter included restructuring charges of $0.4 million.
    Sales in the first quarter of 2005 were $192 million, up $3 million from a year ago. Both sales and the net loss were near the midpoint of the range of guidance provided by the company in February.
    New orders in the quarter increased 8% from year-ago levels, to $202 million, the highest in four years, and exceeded sales by $10 million.
    "The plastics machinery market in North America continues to gain strength, and we are maximizing our participation in this recovery," said Ronald D. Brown, chairman, president and chief executive officer. "We are also expanding our presence in non-traditional markets such as Asia and Eastern Europe, which helped to offset the softness we experienced in Western European markets during the first two months of the quarter. We remain committed to improving our results on a quarter-to-quarter basis despite the challenges we face from increased material, energy and regulatory compliance costs," he said.
    Before interest, taxes and restructuring and refinancing charges, Milacron had a loss of $0.3 million in the first quarter of 2005, compared to earnings of $0.5 million in the first quarter of 2004. (See reconciliation table.) Profitability in the most recent quarter was held back by rising material, energy and transportation costs, which were partially offset by price increases, as well as by higher pension and regulatory compliance expenses. Incremental costs incurred by the company to comply with Section 404 of the Sarbanes-Oxley Act of 2002 were $1.5 million in the first quarter and are projected to be about $4 million for the year.
    Cash used by operating activities in the quarter was $6 million, compared to $42 million in the first quarter of 2004, which included $33 million to retire a sale-of-receivables program. The primary cause of cash usage was a build up of inventory during the quarter because of higher planned shipments in the second quarter.

    First Quarter Segment Results

    Machinery Technologies-North America (machinery and related parts and services for injection molding, blow molding and extrusion supplied from North America and India) Driven primarily by increased, broad-based demand for injection molding equipment in automotive, packaging and consumer goods sectors, new orders in the first quarter of 2005 grew 20% to $95 million from $79 million last year, while sales rose 13% to $87 million from $77 million. Segment operating earnings improved to $1.9 million compared to a loss of $0.6 million in the first quarter of 2004. Further improvement in profitability is expected as the year progresses.

    Machinery Technologies-Europe (machinery and related parts and services for injection molding and blow molding supplied from Europe) Slow economic growth (GDP) in Western European countries, combined with the dampening effect of the strong euro on exports, caused a drop in demand in the first two months of the quarter. As a result, despite favorable currency translation effects, first quarter 2005 new orders declined from the year-ago quarter to $35 million from $40 million, and sales fell to $34 million from $43 million. This segment had an operating loss of $2.2 million compared to earnings of $1.1 million in the year-ago period. In March, however, we saw a pickup in new orders, which continued into April, and, assuming a continuation of orders at these levels, we expect operating results in this segment to improve.

    Mold Technologies (mold bases and related parts and services, as well as maintenance, repair and operating (MRO) supplies for injection molding worldwide) Sales in the first quarter grew to $44 million from $43 million a year ago, reflecting modest gains in North America. Despite higher material costs, segment earnings improved to $2.3 million from $1.4 million in the year-ago quarter, largely as a result of benefits from recent restructuring actions in Europe. Operating earnings should continue to improve in 2005, as selective price increases begin to offset higher material costs and we realize further benefits of recent cost reductions.

    Industrial Fluids (water-based and oil-based coolants, lubricants and cleaners for metalcutting and metalforming operations worldwide) Sales of $27 million were up $1 million over the first quarter a year ago primarily due to favorable currency translation effects. Segment earnings, however, declined to $1.4 million from $2.5 million a year ago, primarily due to higher material, energy and transportation costs. During the quarter, we benefited from a one-time litigation settlement, which was largely offset by increased insurance expenses. As our recently introduced price increases take hold, this segment is expected to return to double-digit operating margins beginning in the second quarter.

    Outlook

    "Our outlook for 2005 remains positive," Brown said. "U.S. plastics processors' capacity utilization reached 84.8% in March, the highest level in five years. And in Western Europe, based on the upturn in March and April orders, demand for our products made there appears to be improving. Furthermore, we continue to make good inroads in Eastern Europe and Asia. With the successful introduction of price increases and further cost reduction measures, we are finding ways to compensate for higher costs of materials, energy and regulatory compliance. We are committed to improving our results throughout 2005 and returning to profitability in the second half of the year."

    The forward-looking statements above by their nature involve risks and uncertainties that could significantly impact operations, markets, products and expected results. For further information please refer to the Cautionary Statement included in the company's most recent Form 10-K on file with the Securities and Exchange Commission.

    First incorporated in 1884, Milacron is a leading global supplier of plastics-processing technologies and industrial fluids, with 3,500 employees and major manufacturing facilities in North America, Europe and Asia. For further information, visit www.milacron.com or call the toll-free investor line: (800-909-6452).

Milacron Inc. and Subsidiaries

                                                   First Quarter 2005

----------------------------------------------------------------------
                                              Three Months Ended
                                                   March 31,
                                         -----------------------------
                                              2005           2004
----------------------------------------------------------------------

Sales                                    $ 192,316,000  $ 188,935,000

Loss from continuing operations             (9,093,000)   (15,993,000)
     Per Share (a)
       Basic                                     (0.22)         (0.43)
       Diluted                                   (0.22)         (0.43)

Earnings (loss) from discontinued
 operations                                          -       (602,000)
     Per Share (a)
       Basic                                         -          (0.02)
       Diluted                                       -          (0.02)

Net loss                                    (9,093,000)   (16,595,000)
     Per Share (a)
       Basic                                     (0.22)         (0.45)
       Diluted                                   (0.22)         (0.45)


Common shares
     Weighted average outstanding for
      basic EPS (a)                         47,524,000     36,898,000
     Weighted average outstanding for
      diluted EPS (a)                       47,524,000     36,898,000
     Outstanding at quarter end             49,702,000     34,830,000


(a) Shares used to compute loss per common share for 2004 have been restated to reflect the effect of the rights offering completed in 2004.

----------------------------------------------------------------------

Note: These statements are unaudited and subject to year-end adjustments.


Consolidated Earnings
Milacron Inc. and Subsidiaries

                                                    First Quarter 2005

----------------------------------------------------------------------
(In millions, except per-share data)              Three Months Ended
                                                       March 31,
                                                 ---------------------
                                                    2005       2004
----------------------------------------------------------------------

Sales                                            $   192.3  $   188.9
Cost of products sold                                160.1      156.1
                                                 ---------- ----------
   Manufacturing margins                              32.2       32.8
      Percent of sales                                16.7%      17.4%

Other costs and expenses
   Selling and administrative                         33.5       30.9
   Refinancing costs (a)                                 -        6.4
   Restructuring costs (b)                             0.4        1.1
   Other (income) expense - net                       (1.0)       1.4
                                                 ---------- ----------
      Total other costs and expenses                  32.9       39.8
                                                 ---------- ----------

Operating loss                                        (0.7)      (7.0)

Interest expense - net                                (8.2)      (7.9)
                                                 ---------- ----------

Loss from continuing operations before
 income taxes                                         (8.9)     (14.9)

Provision for income taxes                             0.2        1.1
                                                 ---------- ----------

Loss from continuing operations                       (9.1)     (16.0)

Discontinued operations - net of income taxes (c)        -       (0.6)
                                                 ---------- ----------

Net loss                                         $    (9.1) $   (16.6)
                                                 ========== ==========

Loss per common share - basic and diluted (d)
      Continuing operations                      $   (0.22) $   (0.43)
      Discontinued operations                            -      (0.02)
                                                 ---------- ----------
         Net loss                                $   (0.22) $   (0.45)
                                                 ========== ==========


(a) Represents costs incurred in pursuing various alternatives to the company's March 12, 2004 refinancing of $200 million of debt and other obligations.

(b) Represents costs related to initiatives to reduce operating and administrative costs.

(c) Reflects the presentation of Grinding Wheels as a discontinued operation.

(d) The numbers of shares used to compute loss per common share data for 2004 have been restated to reflect the effect of the 2004 rights offering which allowed shareholders to purchase additional shares at a discounted price of $2.00 per share.

----------------------------------------------------------------------

Note: These statements are unaudited and subject to year-end adjustments.


Consolidated Balance Sheets
Milacron Inc. and Subsidiaries

                                                   First Quarter 2005

----------------------------------------------------------------------
(In millions)                                    March 31,  March 31,
                                                    2005       2004
----------------------------------------------------------------------

Assets
Cash and cash equivalents                        $    43.7  $    62.0
Notes and accounts receivable-net                    128.1      123.0
Inventories (a)                                      161.3      148.2
Other current assets                                  46.5       71.3
Assets of discontinued operations (b)                    -        9.9
                                                 ---------- ----------
       Total current assets                          379.6      414.4
Property, plant and equipment - net                  124.0      135.3
Goodwill                                              85.8       83.3
Other noncurrent assets                              116.0      113.7
                                                 ---------- ----------
       Total assets                              $   705.4  $   746.7
                                                 ========== ==========

Liabilities and shareholders' equity (deficit)
Short-term borrowings and long-term debt due
 within one year (c)                             $     3.7  $   188.4
Trade accounts payable and advance billings and
 deposits                                             88.9       82.0
Accrued and other current liabilities                 99.2      114.7
Liabilities of discontinued operations (b)               -        1.5
                                                 ---------- ----------
       Total current liabilities                     191.8      386.6
Long-term accrued liabilities                        243.4      233.5
Long-term debt                                       235.3      159.7
Shareholders' equity (deficit)                        34.9      (33.1)
                                                 ---------- ----------
       Total liabilities and shareholders'
        equity (deficit)                         $   705.4  $   746.7
                                                 ========== ==========


(a) The amount for 2004 has been restated due to a change in the method of valuing certain inventories from the LIFO method to the FIFO method.

(b) Reflects the presentation of Grinding Wheels as a discontinued operation.

(c) In 2005, no borrowings were drawn against the revolving credit facility. Outstanding letters of credit were $10 million.

----------------------------------------------------------------------

Note: These statements are unaudited and subject to year-end adjustments.


Consolidated Cash Flows
Milacron Inc. and Subsidiaries
                                                    First Quarter 2005

----------------------------------------------------------------------
(In millions)                                     Three Months Ended
                                                       March 31,
                                                 ---------------------
                                                    2005       2004
----------------------------------------------------------------------

Increase (decrease) in cash and cash equivalents
Operating activities cash flows
   Net Loss                                      $    (9.1) $   (16.6)
   Loss from discontinued operations                     -        0.6
   Depreciation and amortization                       4.5        5.3
   Refinancing costs                                     -        6.4
   Restructuring costs                                 0.4        1.1
   Working capital changes
        Notes and accounts receivable (a)              5.2      (30.0)
        Inventories                                   (9.0)       0.1
        Other current assets                           2.6      (10.8)
        Trade accounts payable                        (4.6)      (2.1)
        Other current liabilities                      1.2       (0.1)
   Deferred income taxes and other - net               2.6        3.9
                                                 ---------- ----------
        Net cash used by operating activities         (6.2)     (42.2)

Investing activities cash flows
   Capital expenditures                               (1.5)      (1.5)
   Other - net                                         0.2        0.3
                                                 ---------- ----------
        Net cash used by investing activities         (1.3)      (1.2)

Financing activities cash flows
   Repayments of long-term debt                       (3.8)    (115.4)
   Increase (decrease) in short-term borrowings      (10.2)     140.4
   Debt issuance costs                                (0.6)      (8.3)
   Costs of 2004 rights offering                      (1.1)         -
   Dividends paid                                     (1.6)         -
                                                 ---------- ----------
        Net cash provided (used) by financing
         activities                                  (17.3)      16.7

Effect of exchange rate fluctuations on cash
 and cash equivalents                                 (0.7)      (0.6)
Cash flows related to discontinued operations            -       (3.5)
                                                 ---------- ----------
Decrease in cash and cash equivalents                (25.5)     (30.8)

Cash and cash equivalents at beginning of period      69.2       92.8

                                                 ---------- ----------
Cash and cash equivalents at end of period       $    43.7  $    62.0
                                                 ========== ==========


(a) In 2004, includes $33 million representing the effect of the repayment of the amounts that were previously sold on the receivables sale program.

----------------------------------------------------------------------

Note: These statements are unaudited and subject to year-end adjustments.

Segment and Supplemental Information
Milacron Inc. and Subsidiaries

                                                    First Quarter 2005

----------------------------------------------------------------------
(In millions)                                     Three Months Ended
                                                       March 31,
                                                 ---------------------
                                                    2005     2004 (a)
----------------------------------------------------------------------

Machinery technologies North America
  Sales                                          $    87.1  $    77.3
  Operating cash flow (b)                              3.5        1.4
  Segment earnings (loss)                              1.9       (0.6)
     Percent of sales                                  2.2%      -0.8%
  New orders                                          94.9       79.1

Machinery technologies Europe
  Sales                                          $    34.3  $    42.5
  Operating cash flow (b)                             (1.2)       2.2
  Segment earnings (loss)                             (2.2)       1.1
     Percent of sales                                 -6.4%       2.6%
  New orders                                          35.4       40.0

Mold technologies
  Sales                                          $    44.2  $    43.3
  Operating cash flow (b)                              3.7        3.0
  Segment earnings                                     2.3        1.4
     Percent of sales                                  5.2%       3.2%
  New orders                                          45.1       43.0

Eliminations
  Sales                                          $    (0.3) $    (0.4)
  New orders                                          (0.4)      (1.3)

     Total plastics technologies
       Sales                                     $   165.3  $   162.7
       Operating cash flow (b)                         6.0        6.6
       Segment earnings                                2.0        1.9
          Percent of sales                             1.2%       1.2%
       New orders                                    175.0      160.8

Industrial fluids
  Sales                                          $    27.0  $    26.2
  Operating cash flow (b)                              1.9        3.0
  Segment earnings                                     1.4        2.5
     Percent of sales                                  5.2%       9.5%
  New orders                                          27.0       26.2

Total continuing operations
  Sales                                          $   192.3  $   188.9
  Operating cash flow (b)                              4.2        5.8
  Segment earnings                                     3.4        4.4
  Refinancing costs (c)                                  -       (6.4)
  Restructuring costs (d)                             (0.4)      (1.1)
  Corporate expenses                                  (3.5)      (3.3)
  Other unallocated expenses (e)                      (0.2)      (0.6)
                                                 ---------- ----------
  Operating loss                                      (0.7)      (7.0)
     Percent of sales                                 -0.4%      -3.7%
  New orders                                         202.0      187.0
  Ending backlog                                      96.0       89.5


(a) Reflects the presentation of Grinding Wheels as a discontinued operation.

(b) Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before refinancing costs and restructuring costs.

(c) Represents costs incurred in pursuing various alternatives to the company's March 12, 2004 refinancing of $200 million of debt and other obligations.

(d) Represents costs related to initiatives to reduce operating and administrative costs.

(e) Other unallocated expenses include financing costs including costs related to the sale of accounts receivable prior to March 12, 2004.

----------------------------------------------------------------------

Note: These statements are unaudited and subject to year- end adjustments.


Reconciliation of Earnings to Operating Cash Flows
Milacron Inc. and Subsidiaries

                                                    First Quarter 2005

----------------------------------------------------------------------
(In millions)                                      Three Months Ended
                                                        March 31,
                                                   -------------------
                                                      2005      2004
----------------------------------------------------------------------

Machinery technologies North America
   Segment earnings (loss)                         $    1.9  $   (0.6)
   Depreciation and amortization                        1.6       2.0
                                                   --------- ---------
   Operating cash flow                                  3.5       1.4

Machinery technologies Europe
   Segment earnings (loss)                         $   (2.2) $    1.1
   Depreciation and amortization                        1.0       1.1
                                                   --------- ---------
   Operating cash flow                                 (1.2)      2.2

Mold technologies
   Segment earnings                                $    2.3  $    1.4
   Depreciation and amortization                        1.4       1.6
                                                   --------- ---------
   Operating cash flow                                  3.7       3.0

     Total plastics technologies
        Segment earnings                           $    2.0  $    1.9
        Depreciation and amortization                   4.0       4.7
                                                   --------- ---------
        Operating cash flow                             6.0       6.6

Industrial fluids
   Segment earnings                                $    1.4  $    2.5
   Depreciation and amortization                        0.5       0.5
                                                   --------- ---------
   Operating cash flow                                  1.9       3.0

Total continuing operations
   Net Loss                                        $   (9.1) $  (16.6)
   Loss from discontinued operations (a)                  -       0.6
   Provision for income taxes                           0.2       1.1
   Interest expense - net                               8.2       7.9
   Refinancing costs (b)                                  -       6.4
   Restructuring costs (c)                              0.4       1.1
   Depreciation and amortization                        4.5       5.3
                                                   --------- ---------
   Operating cash flow                             $    4.2  $    5.8
                                                   ========= =========

(a) Reflects the presentation of Grinding Wheels as a discontinued operation.

(b) Represents costs incurred in pursuing various alternatives to the company's March 12, 2004 refinancing of $200 million of debt and other obligations.

(c) Represents costs related to initiatives to reduce operating and administrative costs.

----------------------------------------------------------------------

Note: These statements are unaudited and subject to year-end adjustments.

Reconciliation of Consolidated Earnings to Internal Reporting Measures Milacron Inc. and Subsidiaries

                                                    First Quarter 2005

----------------------------------------------------------------------
(In millions, except per-share data)              Three Months Ended
                                                       March 31,
                                                 ---------------------
                                                    2005       2004
----------------------------------------------------------------------


Net loss                                         $    (9.1) $   (16.6)

Discontinued operations-net of income taxes (a)          -        0.6
                                                 ---------- ----------

Loss from continuing operations                       (9.1)     (16.0)

Provision for income taxes                            (0.2)      (1.1)
                                                 ---------- ----------

Loss from continuing operations before
 income taxes                                         (8.9)     (14.9)

Interest expense - net                                 8.2        7.9
                                                 ---------- ----------

Operating loss                                        (0.7)      (7.0)

Refinancing costs (b)                                    -        6.4
Restructuring costs (c)                                0.4        1.1
                                                 ---------- ----------

Earnings (loss) from continuing operations before
 interest, income taxes, refinancing costs and
 restructuring costs                             $    (0.3) $     0.5
                                                 ========== ==========

Loss per common share - basic and diluted (d)    $   (0.22) $   (0.43)
      Continuing operations                              -      (0.02)
                                                 ---------- ----------
      Discontinued operations                    $   (0.22) $   (0.45)
                                                 ========== ==========
           Net loss


(a) Reflects the presentation of Grinding Wheels as a discontinued operation.

(b) Represents costs incurred in pursuing various alternatives to the company's March 12, 2004 refinancing of $200 million of debt and other obligations.

(c) Represents costs related to initiatives to reduce operating and administrative costs.

(d) The numbers of shares used to compute loss per common share data for 2004 have been restated to reflect the effect of the 2004 rights offering which allowed shareholders to purchase additional shares at a discounted price of $2.00 per share.

----------------------------------------------------------------------

Note: These statements are unaudited and subject to year-end adjustments.

Historical Information

----------------------------------------------------------------------
(In millions, except per-share data)
                                            2003 (a)
                          --------------------------------------------
                           Qtr 1    Qtr 2    Qtr 3    Qtr 4     Year
----------------------------------------------------------------------

Sales                     $ 190.2  $ 181.6  $ 170.2  $ 197.7  $ 739.7
Cost of products sold       158.2    149.6    138.6    157.4    603.8
Cost of products sold
 related to restructuring       -      3.8        -     (0.5)     3.3
                          -------- -------- -------- -------- --------
  Total cost of products
   sold                     158.2    153.4    138.6    156.9    607.1
                          -------- -------- -------- -------- --------

    Manufacturing margins    32.0     28.2     31.6     40.8    132.6

Other costs and expenses
   Selling and
    administrative           30.2     34.3     30.7     33.8    129.0
   Goodwill impairment
    charge                      -        -     52.3     13.3     65.6
   Refinancing costs            -        -      1.0      0.8      1.8
   Restructuring costs        6.0      2.5      6.4      8.9     23.8
   Other - net                0.7      1.6     (1.2)    (1.4)    (0.2)
                          -------- -------- -------- -------- --------
      Total other costs
       and expenses          36.9     38.4     89.2     55.4    220.0
                          -------- -------- -------- -------- --------

Operating loss               (4.9)   (10.2)   (57.6)   (14.6)   (87.4)

Interest expense - net       (5.2)    (5.8)    (5.9)    (6.1)   (23.0)
                          -------- -------- -------- -------- --------

Loss from continuing
 operations before income
 taxes and cumulative
 effect of change in
 method of accounting       (10.1)   (16.0)   (63.5)   (20.7)  (110.4)

Provision (benefit) from
 income taxes                (2.5)    72.1      1.8      2.0     73.3
                          -------- -------- -------- -------- --------

Earnings (loss) from
 continuing operations
 before cumulative
 effect of change
 in method of accounting     (7.6)   (88.1)   (65.3)   (22.7)  (183.7)

Discontinued operations-
 net of income taxes (b)
   Loss from operations      (0.7)    (3.0)    (2.0)    (0.7)    (6.4)
   Net gain (loss) on
    divestitures                -        -        -     (0.8)    (0.8)
                          -------- -------- -------- -------- --------
      Total discontinued
       operations            (0.7)    (3.0)    (2.0)    (1.5)    (7.2)

Cumulative effect of
 change in method
 of accounting                  -        -        -        -        -
                          -------- -------- -------- -------- --------

Net earnings (loss)       $  (8.3) $ (91.1) $ (67.3) $ (24.2) $(190.9)
                          ======== ======== ======== ======== ========

Earnings (loss) per common
 share
   Basic and diluted
      Continuing
       operations         $ (0.21) $ (2.41) $ (1.78) $ (0.62) $ (5.02)
      Discontinued
       operations           (0.02)   (0.08)   (0.05)   (0.04)   (0.19)
                          -------- -------- -------- -------- --------
         Net earnings
          (loss)          $ (0.23) $ (2.49) $ (1.83) $ (0.66) $ (5.21)
                          ======== ======== ======== ======== ========


Historical Information

----------------------------------------------------------------------
(In millions, except per-share data)
                                        2004                     2005
                       --------------------------------------- -------
                        Qtr 1   Qtr 2   Qtr 3   Qtr 4   Year    Qtr 1
-------------------------------------------------------------- -------

Sales                  $188.9  $191.7  $180.5  $213.1  $774.2  $192.3
Cost of products sold   156.1   156.2   144.6   169.7   626.6   160.1
Cost of products sold
 related to
 restructuring              -       -     1.7    (0.3)    1.4       -
                       ------- ------- ------- ------- ------- -------
  Total cost of
   products sold        156.1   156.2   146.3   169.4   628.0   160.1
                       ------- ------- ------- ------- ------- -------

  Manufacturing
   margins               32.8    35.5    34.2    43.7   146.2    32.2

Other costs and
 expenses
   Selling and
    administrative       30.9    30.8    30.8    34.4   126.9    33.5
   Goodwill impairment
    charge                  -       -       -       -       -       -
   Refinancing costs      6.4    14.6     0.4       -    21.4       -
   Restructuring costs    1.1     1.7     0.6     8.2    11.6     0.4
   Other - net            1.4    (0.1)    0.5     1.1     2.9    (1.0)
                       ------- ------- ------- ------- ------- -------
      Total other costs
       and expenses      39.8    47.0    32.3    43.7   162.8    32.9
                       ------- ------- ------- ------- ------- -------

Operating loss           (7.0)  (11.5)    1.9       -   (16.6)   (0.7)

Interest expense - net   (7.9)  (15.3)   (6.6)   (7.5)  (37.3)   (8.2)
                       ------- ------- ------- ------- ------- -------

Loss from continuing
 operations before
 income taxes and
 cumulative effect of
 change in method of
 accounting             (14.9)  (26.8)   (4.7)   (7.5)  (53.9)   (8.9)

Provision (benefit)
 from income taxes        1.1     1.1     0.8    (5.6)   (2.6)    0.2
                       ------- ------- ------- ------- ------- -------

Earnings (loss) from
 continuing operations
 before cumulative
 effect of change in
 method of accounting   (16.0)  (27.9)   (5.5)   (1.9)  (51.3)   (9.1)

Discontinued
 operations-net of
 income taxes (b)
   Loss from operations  (0.6)   (0.7)      -       -    (1.3)      -
   Net gain (loss) on
    divestitures            -     0.8       -       -     0.8       -
                       ------- ------- ------- ------- ------- -------
      Total
       discontinued
       operations        (0.6)    0.1       -       -    (0.5)      -

Cumulative effect of
 change in method
 of accounting              -       -       -       -       -       -
                       ------- ------- ------- ------- ------- -------

Net earnings (loss)    $(16.6) $(27.8) $ (5.5) $ (1.9) $(51.8) $ (9.1)
                       ======= ======= ======= ======= ======= =======

Earnings (loss) per
 common share
   Basic and diluted
      Continuing
       operations      $(0.43) $(0.61) $(0.18) $(0.08) $(1.33) $(0.22)
      Discontinued
       operations       (0.02)   0.01       -       -   (0.01)      -
                       ------- ------- ------- ------- ------- -------
         Net earnings
          (loss)       $(0.45) $(0.60) $(0.18) $(0.08) $(1.34) $(0.22)
                       ======= ======= ======= ======= ======= =======


(a) In the fourth quarter of 2004, the company elected to change its method of accounting for certain inventories from the LIFO method to the FIFO method, retroactive to the beginning of the year. Financial results for 2003 have been restated to conform to the 2004 presentation. The effect was to increase net earnings by $.8 million in 2003.

(b) Reflects the presentation of Grinding Wheels and Round Tools as discontinued operations.

Historical Segment and Supplemental Information

----------------------------------------------------------------------
(In Millions)
                                               2003 (a)
                               ---------------------------------------
                                Qtr 1   Qtr 2   Qtr 3   Qtr 4   Year
----------------------------------------------------------------------

Machinery technologies North
 America
 Sales                         $ 88.3  $ 74.7  $ 71.6  $ 86.6  $321.2
 Operating cash flow (b)          4.6     0.8     3.2     8.2    16.8
 Segment earnings (loss) (a)      2.1    (1.4)    1.3     6.1     8.1
 New orders                      84.9    83.5    74.4    82.0   324.8

Machinery technologies Europe
 Sales                         $ 35.0  $ 38.9  $ 33.4  $ 43.7  $151.0
 Operating cash flow (b)          0.3    (0.8)    0.6     2.4     2.5
 Segment earnings (loss)         (0.7)   (1.8)   (0.4)    1.5    (1.4)
 New orders                      33.3    38.8    36.9    44.5   153.5

Mold technologies
 Sales                         $ 44.6  $ 43.0  $ 39.1  $ 42.0  $168.7
 Operating cash flow (b)          2.0     1.8     1.8     2.9     8.5
 Segment earnings (loss)          0.3     0.1     0.1     1.3     1.8
 New orders                      44.7    42.5    39.4    42.1   168.7

Eliminations
 Sales                         $ (3.0) $ (1.3) $ (0.3) $ (0.8) $ (5.4)
 New orders                      (1.2)   (1.4)   (0.7)   (1.0)   (4.3)

     Total plastics
      technologies
 Sales                         $164.9  $155.3  $143.8  $171.5  $635.5
 Operating cash flow (b)          6.9     1.8     5.6    13.5    27.8
 Segment earnings (loss) (a)      1.7    (3.1)    1.0     8.9     8.5
 New orders                     161.7   163.4   150.0   167.6   642.7

Industrial fluids
 Sales                         $ 25.3  $ 26.3  $ 26.4  $ 26.2  $104.2
 Operating cash flow (b)          4.0     4.2     5.2     4.3    17.7
 Segment earnings                 3.5     3.7     4.8     3.7    15.7
 New orders                      25.3    26.3    26.4    26.3   104.3

Total continuing operations (c)
 Sales                         $190.2  $181.6  $170.2  $197.7  $739.7
 Operating cash flow (b)          6.7     1.7     7.2    13.3    28.8
 Segment earnings (loss) (a)      5.2     0.6     5.8    12.6    24.2
 Goodwill impairment charges
  (d)                               -       -   (52.3)  (13.3)  (65.6)
 Refinancing costs (e)              -       -    (1.0)   (0.8)   (1.8)
 Restructuring costs (f)         (6.0)   (6.3)   (6.4)   (8.4)  (27.1)
 Corporate expenses              (3.5)   (3.7)   (3.1)   (4.0)  (14.3)
 Other unallocated expenses (g)  (0.8)   (0.7)   (0.6)   (0.7)   (2.8)
                               ------- ------- ------- ------- -------
 Operating earnings (loss)       (5.1)  (10.1)  (57.6)  (14.6)  (87.4)
    Percent of sales             -2.7%   -5.7%  -34.1%   -7.8%  -11.8%
 New orders                     187.0   189.7   176.4   193.9   747.0
 Ending backlog                  74.7    85.4    91.7    92.0    92.0



(In Millions)
                                      2004                       2005
                  -------------------------------------------- -------
                    Qtr 1    Qtr 2    Qtr 3    Qtr 4    Year    Qtr 1
----------------------------------------------------------------------

Machinery
 technologies
 North  America
Sales             $ 77.3    $ 83.2   $ 77.2   $ 96.7   $334.4  $ 87.1
Operating cash
 flow (b)            1.4       5.3      5.9     10.8     23.4     3.5
Segment earnings
 (loss) (a)         (0.6)      3.4      4.1      9.1     16.0     1.9
New orders          79.1      87.2     80.3     90.5    337.1    94.9

Machinery
 technologies
 Europe
Sales             $ 42.5    $ 42.4   $ 37.5   $ 44.6   $167.0  $ 34.3
Operating cash
 flow (b)            2.2       2.3      0.8      0.8      6.1    (1.2)
Segment earnings
 (loss)              1.1       1.3     (0.3)    (0.2)     1.9    (2.2)
New orders          40.0      45.7     36.3     33.0    155.0    35.4

Mold technologies
Sales             $ 43.3    $ 39.9   $ 39.6   $ 44.3   $167.1  $ 44.2
Operating cash
 flow (b)            3.0       1.5      2.7      3.8     11.0     3.7
Segment earnings
 (loss)              1.4      (0.1)     1.1      1.9      4.3     2.3
New orders          43.0      40.5     39.5     44.8    167.8    45.1

Eliminations
Sales             $ (0.4)   $ (1.5)  $ (0.4)  $ (1.0)  $ (3.3) $ (0.3)
New orders          (1.3)     (1.0)    (0.2)    (0.1)    (2.6)   (0.4)

  Total plastics
   technologies
Sales             $162.7    $164.0   $153.9   $184.6   $665.2  $165.3
Operating cash
 flow (b)            6.6       9.1      9.4     15.4     40.5     6.0
Segment earnings
 (loss) (a)          1.9       4.6      4.9     10.8     22.2     2.0
New orders         160.8     172.4    155.9    168.2    657.3   175.0

Industrial fluids
Sales             $ 26.2    $ 27.7   $ 26.6   $ 28.5   $109.0  $ 27.0
Operating cash
 flow (b)            3.0       3.9      3.3      0.8     11.0     1.9
Segment earnings     2.5       3.4      2.8      0.5      9.2     1.4
New orders          26.2      27.8     26.6     28.5    109.1    27.0

Total continuing
 operations (c)
Sales             $188.9    $191.7   $180.5   $213.1   $774.2  $192.3
Operating cash
 flow (b)            5.8       9.9      9.6     12.8     38.1     4.2
Segment earnings
 (loss) (a)          4.4       8.0      7.7     11.3     31.4     3.4
Goodwill
 impairment
 charges (d)           -         -        -        -        -       -
Refinancing
 costs (e)          (6.4)    (14.6)    (0.4)       -    (21.4)      -
Restructuring
 costs (f)          (1.1)     (1.7)    (2.3)    (7.9)   (13.0)   (0.4)
Corporate
 expenses           (3.3)     (2.9)    (2.6)    (3.1)   (11.9)   (3.5)
Other
 unallocated
 expenses (g)       (0.6)     (0.3)    (0.5)    (0.3)    (1.7)   (0.2)
                  -------   -------  -------  -------  ------- -------
Operating
 earnings (loss)    (7.0)    (11.5)     1.9        -    (16.6)   (0.7)
   Percent of
    sales           -3.7%     -6.0%     1.1%     0.7%    -2.1%   -0.4%
New orders         187.0     200.2    182.5    196.7    766.4   202.0
Ending backlog      89.5      97.7    100.1     87.3     87.3    96.0


(a) In the fourth quarter of 2004, the company elected to change its method of accounting for certain inventories from the LIFO method to the FIFO method, retroactive to the beginning of the year. Financial results for 2003 have been restated to conform to the 2004 presentation.

(b) Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before refinancing costs and restructuring costs.

(c) Reflects the presentation of Grinding Wheels and Round Tools as discontinued operations.

(d) Represents charges to adjust the carrying value of goodwill in the mold technologies segment.

(e) In 2003 and the first quarter of 2004, represents costs incurred in pursuing various alternatives to the company's March 12, 2004 refinancing of $200 million in debt and other obligations. In the second and third quarters of 2004, represents costs that resulted from the refinancing and recapitalization of the company.

(f) Represents costs related to initiatives to reduce operating and administrative costs.

(g) Other unallocated expenses include financing costs including costs related to the sale of accounts receivable prior to March 12, 2004.

Estimates and Projections for                     Updated: May 5, 2005
Financial Modeling

Note: The amounts below are approximate working estimates, around which an even wider range of numbers could be used for financial modeling purposes. These estimates, by their nature, involve a great number of risks and uncertainties. Actual results may differ as these risks and uncertainties could significantly impact the company's markets, products, and operations. For further information please refer to the Cautionary Statement included in Item 7 of the company's most recent Form 10-K on file with the Securities and Exchange Commission.


----------------------------------------------------------------------
                                           Quarter Ended  Year Ended
                                           ------------- -------------
(In millions)                              Jun. 30, 2005 Dec. 31, 2005
----------------------------------------------------------------------

Projected profit & loss items
   Sales  (1)                                $198 - 212    $825 - 855
        Total plastics technologies           170 - 180     710 - 730
        Industrial fluids                       28 - 32     115 - 125
   Segment earnings
        Total plastics technologies               3 - 5       25 - 32
        Industrial fluids                         3 - 5       13 - 16
   Corporate expenses                             3 - 4       12 - 13
   Interest expense - net                         7 - 8       31 - 32
   Provision for income taxes               less than 1         4 - 5
   Restructuring costs                      less than 1             1
   Earnings (loss) after tax  (2)               (6) - 0      (13) - 0
   Average shares outstanding - basic           47 - 48       47 - 48
   Average shares outstanding - diluted         97 - 98     100 - 102

Projected cash flow & balance sheet items
   Depreciation                                   4 - 5       20 - 21
   Working capital - increase
    (decrease)  (3)                            (6) - (2)       0 - 10
   Cash pension contribution                less than 1         2 - 3
   Capital expenditures                           4 - 5       14 - 16
   Cash interest                                13 - 14       27 - 28
   Cash dividends                                   1.5             6
   Cash taxes                                         -   less than 1
   Cash restructuring                                 -   less than 1


1 Sales - Includes increased sales over the same periods a year ago due to the strengthening of the Euro of approximately $5 million and $14 million in quarter ended Jun. 30, 2005, and year ended Dec. 31, 2005, respectively.

2 Earnings (loss) after tax - Includes $2.8 million and $11.3 million of expenses related to the U.S defined benefit plan in quarter ended Jun. 30, 2005 and year ended Dec. 31, 2005, respectively (versus $1.6 million and $6.4 million in quarter ended Jun. 30, 2004 and year ended Dec. 31 2004, respectively).

  Includes $1.9 million and $6.0 million of expenses related to Sarbanes-Oxley compliance in quarter ended Jun. 30, 2005 and year ended Dec. 31, 2005, respectively (versus $0.1 million and $2.0 million in quarter ended Jun. 30, 2004 and year ended Dec. 31, 2004, respectively).

3 Working capital = inventory + receivables - trade payables - advance billings

    Comments & explanations

    Assumes quarter ended Mar. 31, 2005 foreign exchange rates (e.g., USD/EUR = 1.2988), and no further acquisitions, divestitures or restructuring initiatives.

    CONTACT: Milacron Inc.
             Al Beaupre, 513-487-5918